UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200 New York, NY 10036 USA
(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01. Entry into Material Definitive Agreement.

Securities Purchase Agreement

On January 4, 2024, Immunic, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with select accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a three-tranche private placement (the “Private Placement”) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), or in lieu thereof, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants are exercisable immediately for $0.0001 per share and until exercised in full.

•	The first tranche, which is expected to close on January 8, 2024, will result in the purchase by the Investors of an aggregate of $80 million of Common Stock (or Pre-Funded Warrants) from the Company at a price of $1.43 per share;

•	The second tranche is a conditional mandatory purchase by the Investors of an additional $80 million of Common Stock (or Pre-Funded Warrants) from the Company at a price of $1.716 per share, equal to 120% of the price paid in the first tranche and is subject to the satisfaction of three conditions:

1)	release by the Company of topline data from its Phase 2b clinical trial of vidofludimus calcium (IMU-838) in progressive multiple sclerosis, which data is currently expected in or around April 2025;

2)	the 10-day volume-weighted average price of the Common Stock is at least $8.00 per share during the 6 months following the data release; and

3)	aggregate trading volume during the same 10-day period is at least $100 million.

•	The third tranche must occur no later than three years after the second tranche and is conditioned on the same volume-weighted average share price and minimum trading volumes as the second tranche. The third tranche provides for the issuance of $80 million of shares of common stock (or pre-funded warrants) at the same price per share as the second tranche, but permits investors to fund their purchase obligations on a “cashless” or net settlement basis, which would reduce the cash proceeds to be raised by the Company in the Private Placement.

Any of the conditions in the second or third tranches can be waived by holders of a majority of the outstanding securities (including the lead Investor).

The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. The initial closing of the Private Placement is expected to occur on January 8, 2024.

The Private Placement is expected to result in gross proceeds to the Company of approximately $80 million in the first tranche, and an additional $80 million if and when the second tranche occurs. Assuming that the second tranche is completed and conditions for the third tranche are satisfied or waived, the Company could receive up to an additional $80 million in the third tranche. However, the amount of cash received in the third tranche would depend on the extent to which the Investors elect to fund the third tranche through a “cashless” or net settlement basis. Therefore, total gross proceeds from the offering to the Company could actually be between $80 million and $240 million. Gross proceeds to the Company will be reduced by fees paid to the placement agents, capital markets advisors and payments of transaction expenses. The Company intends to use the net proceeds from the Private Placement to fund the ongoing clinical development of its three lead product candidates, vidofludimus calcium (IMU-838), IMU-856 and IMU-381, and for other general corporate purposes.

The Shares of Common Stock, the Pre-Funded Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Warrant Shares”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The second and third tranches are also conditioned upon the Company obtaining stockholder approval to amend its certificate of incorporation to increase its authorized shares of common stock from 130 million to 500 million. The Company is obligated to file a proxy statement within 21 calendar days of the closing of the first tranche and to convene a special meeting of its stockholders to obtain such approval (the “Special Meeting”).

The Securities Purchase Agreement provides for the registration for resale by the Investors of the Common Stock (including the Warrant Shares) pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within 20 calendar days from the filing of the preliminary proxy statement for the Special Meeting (the “Filing Date”). The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 75 days after the first closing of the Private Placement (or 120 days in the event of a full review of the Registration Statement by the SEC) (the “Effectiveness Date”). The Registration Statement will need to be amended (or additional Registration Statements will need to be filed) to provide for the resale of Common Stock (and Warrant Shares) issued in the second and third tranches. The Company is obligated to keep all Registration Statements continuously effective from the date on which the SEC declares each Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Securities Purchase Agreement) covered by such Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act, or otherwise shall have ceased to be Registrable Securities.

Leerink Partners is acting as the lead placement agent and Ladenburg Thalmann is acting as a placement agent in connection with the Private Placement. Piper Sandler, B. Riley Securities and Brookline Capital Markets, a division of Arcadia Securities, LLC, are acting as capital markets advisors to the Company.

The foregoing description of the Securities Purchase Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the form of the Pre-Funded Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

The Company will sell the securities to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the Common Stock (or Pre-Funded Warrants) for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the Common Stock, the Pre-Funded Warrants and the Warrant Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 7.01. Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On January 5, 2024, the Company issued a press release and presentation highlighting 2023 accomplishments and upcoming milestones and providing a corporate update. The press release and presentation are attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward Looking Statements

This report contains certain forward-looking statements regarding the business of the Company that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected amounts and uses of proceeds of the offering, the satisfaction of conditions and completion of multiple tranches of the offering, future operations, future financial position, future revenue, projected expenses, sufficiency of cash and expected cash runway, expected timing and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s three development programs and the targeted diseases, the potential for Immunic’s development programs to safely and effectively target diseases, interpretation of preclinical and clinical data for Immunic’s development programs and potential effects, the timing of current and future clinical trials and anticipated clinical milestones, the nature, strategy and focus of the Company and further updates with respect thereto, the development and commercial potential of any product candidates of the Company, and the Company’s expected cash runway.  Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the COVID-19 pandemic, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability when needed of sufficient financial and other resources on acceptable terms to meet business objectives and operational requirements, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, the protection and potential market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023, and in the Company’s subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated January 4, 2024, by and among the Company and the Investors

99.1	Press release issued by the Company on January 5, 2024, furnished herewith.

99.2	Press release issued by the Company on January 5, 2024, furnished herewith.

99.3	Presentation, dated January 5, 2024, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 5, 2024	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer